UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

EYENOVIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	EYEN	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2024, the Company entered into an Amended and Restated Sales Agreement (the “A&R Sales Agreement”) with Chardan Capital Markets, LLC (“Chardan”), as agent, which has been acknowledged and agreed by Leerink Partners LLC (“Leerink Partners”), with respect to the Company’s existing at-the-market offering program with an aggregate offering price of up to $50,000,000 of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). The A&R Sales Agreement amends and restates that certain Sales Agreement, dated December 14, 2021, by and between the Company and Leerink Partners (the “Initial Sales Agreement”) to, among other things, replace Leerink Partners with Chardan as sales agent. The Company sold an aggregate of $16,413,443 of shares of Common Stock under the Initial Sales Agreement.

The Company will file a prospectus supplement relating to the offer and sale of the Common Stock pursuant to the A&R Sales Agreement, which will form a part of the Company’s Registration Statement on Form S-3 (File No. 333-282458), which was filed with the Securities and Exchange Commission on October 1, 2024 and declared effective on October 8, 2024. Subject to the terms and conditions of the A&R Sales Agreement, Chardan may sell shares of Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”). Chardan will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Chardan a commission equal to 3.0% of the gross sales proceeds of any Common Stock sold through Chardan under the A&R Sales Agreement.

The Company is not obligated to make any sales of Common Stock under the A&R Sales Agreement. The offering of Common Stock will terminate upon the earlier of (i) the sale of all Common Stock subject to the A&R Sales Agreement or (ii) termination of the A&R Sales Agreement in accordance with its terms. The A&R Sales Agreement contains customary representations, warrantees and agreements between the Company and Chardan, including customary indemnification rights, including for liabilities under the Securities Act. The representations, warranties and covenants contained in the A&R Sales Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

The foregoing description of the A&R Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The legal opinion of Covington & Burling LLP relating to the shares of Common Stock being offered is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01. Other Events.

Termination of Prior ATM Prospectus

On December 29, 2024, prior to entry into the A&R Sales Agreement, the Company notified Leerink Partners that it was suspending and terminating the prospectus, dated October 8, 2024, relating to the sale of up to $25,000,000 of Common Stock, that could be issued and sold pursuant to the Initial Sales Agreement.

Financial Update

As of December 26, 2024, the Company had cash and cash equivalents of $2.2 million. Also as of December 26, 2024, the Company owed $10.1 million in principal and accrued interest under the Loan and Security Agreement, dated November 22, 2022, as amended, with Avenue Capital Management II, L.P., as administrative agent and collateral agent, Avenue Venture Opportunities Fund, L.P., as a lender and Avenue Venture Opportunities Fund II, L.P., as a lender.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amended and Restated Sales Agreement, dated December 30, 2024, by and between Eyenovia, Inc. and Chardan Capital Markets, LLC.
5.1	Opinion of Covington & Burling LLP.
23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: December 30, 2024	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer